Exhibit 99.1

Allied Nevada Supplements Hycroft Mine Information

October 1, 2007 Reno, Nevada- Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) is pleased to provide further information relating to the previously announced decision to reactivate the Company’s Hycroft Mine located near Winnemucca, Nevada.

The Hycroft reactivation project involves reopening the Brimstone oxide open pit mine which has been on a care and maintenance program since 1998. The project will involve the mining and processing of ore with the heap leach extraction process. The current mineral reserves and resources of the Brimstone deposit are as follows:

Proven and probable mineral reserves(1)	Tons (millions)	Grade (ounces per ton)	Contained ounces
Proven mineral reserve	12.0	0.022	261,000
Probable mineral reserve	21.3	0.019	401,800

Total proven and probable mineral reserves	33.3	0.020	662,800

Measured and indicated mineral resources(2)	Tons (millions)	Grade (ounces per ton)	Contained ounces
Measured mineral resource	17.2	0.022	376,680
Indicated mineral resource	35.5	0.019	624,320

Total measured and indicated mineral resources	52.7	0.019	1,001,000

Proven and probable mineral reserves were calculated using a $450 per ounce gold price and a 0.005 ounce per ton cutoff grade. The measured and indicated gold resources were calculated using a 0.005 ounce per ton cutoff grade. No silver content estimates are included in the ore reserve or resource calculations. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

The Brimstone Mine is expected to produce approximately 375,000 ounces of gold and 1.5 million ounces of silver over the next five years. While in production, by the prior operator, between 1994 and 1998, the Brimstone deposit contributed approximately 175,000 ounces of gold production to the Hycroft Mine’s total production of more than a million ounces of gold. Gold and silver will be produced by utilizing a run-of-mine heap leach process and a Merrill Crowe gold recovery plant. Gold production is targeted to begin in the fourth quarter of 2008 and is estimated to average 100,000 ounces per year from 2009-2011, and 60,000 ounces in 2012. Average cost of sales per ounce of gold for the life of the mine is estimated to be $430. Selected operating unit rates for the project are estimated to be:

Mining cost per ton mined	$1.52
Mining cost per ton of ore processed	$3.83
Processing cost per ton of ore processed	$1.20
General and administrative cost per ton of ore processed	$0.19
Life of mine average strip ratio	1:52 to 1
Life of mine heap leach recovery	56.6%

Allied Nevada plans to use a contractor to perform all mining activities. Allied Nevada personnel will operate the process facilities and provide technical, health and safety, environmental and general management support. The total labor force is expected to be approximately 135 persons.

Based on current estimates, the capital cost to attain this production is expected to be $26.6 million, with virtually all of the capital funds planned to be spent in 2008. The summarized capital expenditures are as follows:

Amount ($ thousands)
Mining of overburden	$12,698
Leach pad construction	9,600
Refinery construction	1,000
Mobile equipment and site repairs	1,770
Other capital expenditures	1,541

Total capital expenditures	$26,609

(1)

Cautionary Note to U.S. Investors concerning estimates of Proven and Probable Reserves: The estimates of mineral reserves have been prepared in accordance with Canadian National Instrument 43-101. The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7 and, accordingly, may not be comparable to information from U.S. companies subject to the SEC’s reporting and disclosure requirements. The preparation of the technical information contained in this press release was supervised by James M. Doyle, a qualified person as defined in Canada’s NI 43-101. James M. Doyle is Allied Nevada’s Vice President of Technical Services.

(2)

Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release uses the terms “measured resources” and “indicated resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), and such statements are made pursuant to the “safe harbor” provisions of applicable securities laws. Such forward-looking statements include, without limitation, statements regarding plans for reactivation of the Hycroft Mine including reserve and resource estimates; anticipated scheduling, production and other estimates; estimated gold recovery; estimated costs of sales; estimated operating costs; availability of outside contractors to perform activities relating to re-start and operation of Hycroft; future personnel count at Hycroft; estimated capital costs; availability and timing of capital for financing the planned reactivation, future gold prices and other statements that are not historical facts. Forward-looking statements are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors, including contractors to complete the pre-strip and construct the leach pad; availability of qualified mine operating personnel; availability of equipment; availability and timing of capital for financing the planned reactivation of the Hycroft Mine including uncertainty of being able to raise capital on favorable terms or at all; and uncertainties relating to obtaining approvals and permits from environmental regulatory authorities including timing of required reclamation bond approval; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities commissions, including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The anticipated timing and cost of reactivation of the Hycroft Mine as well as the expected production from the mine are based on the assumptions and estimates relating to capital costs, production and ore tonnage. Capital cost estimates are based on cost estimates determined in July 2007 of construction and mining costs. These estimates were developed by independent consultants and Allied Nevada employees. Production estimates are based upon the actual gold recovery achieved on Brimstone ores. Ore tonnage estimates and gold grades are per the mine plans and production schedules developed by an independent consultant and Allied Nevada employees. Management of Allied Nevada reviewed the detail and key assumptions and estimates of all third party work.

The preparation of the technical information contained in this press release was supervised by James M. Doyle, Vice President of Technical Services, a qualified person as defined in Canada’s NI 43-101.

For further information on Allied Nevada, please contact Scott Caldwell or Hal Kirby at (775) 358-4455 or visit the Allied Nevada Website at www.alliednevada.com.